EXHIBIT 10.7

                                LICENSE AGREEMENT

      THIS AGREEMENT, dated December 26, 2001, is entered into by and between Spectrum Laboratories, Inc., a Delaware corporation ("Spectrum"), and Arbios Technologies, Inc., a Delaware corporation ("Arbios").

                                    RECITALS

      A. Spectrum owns or is entitled to grant license rights with respect to Proprietary Rights relating to hollow fiber bioreactors (e.g., single and dual hollow fiber modules, modules with fiber-within-a-fiber geometry, and semipermeable membranes with anti-thrombotic and anti-fouling surface properties).

      B. Arbios desires to obtain an exclusive, worldwide license for use of Spectrum's hollow fiber-in-fiber technology, solely for applications in Arbios's liver assist devices; and

      C. Arbios and Spectrum also desire to negotiate in good faith licenses for hollow fiber-in-fiber technology for use in cell-based applications in Arbios's Field of Use, on a case-by-case basis, and to exploit such proprietary rights of Spectrum, in accordance with the terms of this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, the Parties agree as follows:

SECTION 1         DEFINITIONS

      All capitalized terms, unless otherwise defined herein, have the definitions as set forth below:

      "AFFILIATE" means any corporation or other business entity which controls, is controlled by or is under common control with a Party to this Agreement, without regard to equity ownership. For purposes hereof, the terms "control" and "controls" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation, person or entity, whether through the ownership of voting securities, by contract or otherwise.

      "ARBIOS IMPROVEMENT" means any Improvement to the Spectrum Technology that is conceived or reduced to practice by Arbios, its employees or any other Person exercising rights through Arbios under this Agreement.

      "CONFIDENTIAL INFORMATION" means the information that is confidential or proprietary to a Party or that the Party is otherwise obligated to keep confidential (e.g., pursuant to a contractual or other obligation owing to a Third Party), including, but not limited to, the Licensed Patents, the Spectrum Technology, the Arbios Improvements and any Proprietary Rights or Documentation related thereto. Confidential Information does not include any information that
(a) was known to the Recipient prior to receiving the same from the Discloser in connection with this Agreement; (b) is independently developed by the Recipient;
(c) is acquired by the Recipient from another source without restriction as to Use or Distribution; or (d) is or becomes publicly available or part of the public domain through no fault or action of the Recipient.

      "CONFIDENTIAL MATERIAL" means any document, diskette, tape, writing, prototype, or other tangible item (whether handwritten, printed, coded, magnetic, electronic, or other form or media) which contains, displays, embodies, or manifests any Confidential Information.

      "DEVELOP" means to engineer, prepare, write, invent, create, reduce to practice, conceive, discover, formulate, design, test, or otherwise develop.

      "DISCLOSER" means a Party that discloses Confidential Information to the other Party.

      "DISTRIBUTE" means to market, sell, have sold, offer for sale, rent, lease, license, sublicense, assign, transfer, allow to use, import, export, disclose, publish, provide, distribute or otherwise dispose of.

      "DOCUMENTATION" means any design, drawing, plan, schematic, specification, notes, notebook, photograph or other documentation (whether in handwritten, printed, coded, magnetic, electronic or other form or media).

      "EFFECTIVE DATE" means the date upon which the last of the following documents is executed and delivered by all of the Parties hereto and thereto (a) this Agreement; (b) the Stock Purchase Agreement; (c) the Research Agreement; and (d) the Manufacturing Agreement.

      "FIELD OF USE" means the fields of(a) artificial blood therapy; and (b) bioprocessing and therapeutic devices. The Field of Use shall include, but is not limited to, liver assist systems, artificial gut, bioartificial kidney, hemodialysis and/or hemofiltration devices, and devices producing biologically active compounds, including, but not limited to, monoclonal antibodies, hormones, peptides and vaccines.

      "IMPROVEMENTS" means any and all processes, uses, designs, applications, methods and compositions of matter, indications, improvements, enhancements and modifications.

      "LICENSE" means the license rights granted under Section 2.1.

      "LICENSED PATENTS" means the patents and/or patent applications as set forth on the attached Exhibit A, as may be amended from time to time.

      "LICENSED PRODUCT" means any products or services that utilize, are derived from, are made from or incorporate, in any manner whatsoever, any of the Spectrum Rights.

      "MAKE" means manufacture, fabricate, assemble, produce, reproduce, make or have made.

      "MANUFACTURING AGREEMENT" means the Manufacturing and Supply Agreement between the Parties that is executed substantially contemporaneously with this Agreement.

      "PARTY" means Spectrum and/or Arbios, as the context requires.

      "PATENT RIGHTS" means any existing and future rights of Spectrum in any patents or patent applications, including, but not limited to the Licensed Patents, together with any foreign counterparts, divisions, continuations, continuations-in-part, and any patents or reissued patents thereon.

      "PERSON" means any individual, corporation, limited liability company, partnership, trust, association, governmental authority, or other entity.

      "PROPRIETARY RIGHT" means any patent, copyright, trade secret, or other intellectual property right (including, but not limited to, any moral right) under the laws of any jurisdiction, whether registered, unregistered, statutory, common law, or otherwise (including, but not limited to, any rights to sue, recover damages or obtain other relief for any past or future infringement, and any rights under any application, assignment, license, legal opinion, or search); provided, however, that the term "Proprietary Right" does not include any trademark, service mark or trade name.

      "RECIPIENT" means a Party that receives any Confidential Information from the other Party.

      "RESEARCH AGREEMENT" means the Research and Development Agreement between the Parties that is executed substantially contemporaneously with this Agreement.

      "RESEARCH PROGRAM" means the research program as set forth in the Research Agreement.

      "SPECTRUM RIGHTS" means all current and future Proprietary Rights of Spectrum, including, but not limited to, the Patent Rights and all Proprietary Rights in the Spectrum Technology.

      "SPECTRUM TECHNOLOGY" means any existing or future Technology owned, licensed or otherwise possessed or known to Spectrum or any of Spectrum's Affiliates.

      "STOCK PURCHASE AGREEMENT" means an agreement providing for the issuance of certain shares of Arbios Common Stock to Spectrum that is executed by the Parties substantially contemporaneously with this Agreement.

      "TECHNOLOGY" means all inventions and discoveries, whether or not patentable, trade secrets, data, information, copyrights and know-how, including, but not limited to, biological and chemical materials, technical and nontechnical data, the results of tests, assays, methods, unpublished patent applications, unpatented technology and preclinical and clinical information.

      "THIRD PARTY" means any Person that is not a Party.

      "THIRD PARTY RESTRICTION" means any restriction, limitation or other requirement that is applicable to any Third Party Technology pursuant to any term, condition or other provision by which such Third Party Technology was acquired by Spectrum from a Third Party.

      "THIRD PARTY TECHNOLOGY" means any Technology that is acquired by Spectrum from a Third Party (e.g., by license or otherwise).

      "UNAUTHORIZED USE" means any Development, Distribution, Making or Use of the Spectrum Rights not authorized by this Agreement.

      "USE" means to consume, copy, display, duplicate, disclose, employ, incorporate, manipulate, operate, perform, practice, publish or otherwise use.

SECTION 2         LICENSE

      2.1 LICENSE TO ARBIOS

      Subject to the terms of this Agreement, Spectrum hereby grants to Arbios, under the Spectrum Rights and solely for use in Arbios's liver assist devices and exclusive (subject to Section 2.2), worldwide right and license to Develop, Make, Use, and Distribute (a) Spectrum's fiber-in-fiber hollow fiber Technology for liver assist devices; (b) any Improvements to Spectrum's fiber-in-fiber hollow fiber Technology; and (c) Licensed Products using Spectrum's fiber-in-fiber hollow fiber technology.

      2.2 EXCEPTION TO EXCLUSIVITY

      Spectrum hereby reserves under the Spectrum Rights the nontransferable right to Develop, Make, Use and Distribute the Spectrum Technology in the Field of Use solely in connection with the Research Program. No rights outside the Field of Use (subject to Section 2.1) are conferred on Arbios pursuant to this Agreement.

      2.3 RESERVATION OF RIGHTS

      Subject to the License and the other terms of this Agreement, Spectrum retains all of its right, title and interest to the Spectrum Rights including, but not limited to, Proprietary Rights in the Spectrum Technology and the Patent Rights.

      2.4 OWNERSHIP OF IMPROVEMENTS

      Arbios shall own all right, title and interest in and to all:

      (a) Arbios Improvements and any Proprietary Rights related to such Arbios Improvements; and

      (b) Improvements to the Spectrum Technology conceived or reduced to practice by Spectrum or its Affiliates in connection with the Research Program or the Manufacturing Agreement, and any Proprietary Rights related to such Improvements made in connection with fiber-in-fiber liver assist devices on behalf of Arbios and/or other cell based applications as negotiated by the parties on a case-by-case basis

      2.5 SPECTRUM LICENSE TO IMPROVEMENTS

      Arbios hereby grants to Spectrum a nonexclusive, nontransferable (except as required by applicable law, rule, regulation, government policy or contract), fully paid-up right to Use the Arbios Improvements solely in connection with the Research Program or the Manufacturing Agreement.

      2.6 DISCLOSURE OF SPECTRUM TECHNOLOGY

      Within ninety (90) days after the Effective Date and at the end of each quarter during the Term, Spectrum shall prepare and submit to Arbios a written report setting forth in reasonable detail, to the extent not previously disclosed or delivered to Arbios (a) a description of all applicable existing Spectrum Technology and any applicable Improvements thereto; (b) any applicable Proprietary Right claimed by Spectrum in any applicable Spectrum Technology; (c) any applicable Documentation of any applicable Spectrum Technology or Proprietary Right claimed by Spectrum in any applicable Spectrum Technology; and
(d) any applicable claim, potential claim, Third Party Restriction or other material limitation relating to any applicable Spectrum Technology or Proprietary Right claimed by Spectrum in any applicable Spectrum Technology. Upon Arbios' request, Spectrum shall furnish to Arbios a copy of any applicable Documentation relating to the foregoing and shall allow Arbios to confer, at no charge, with the inventors and developers of the Spectrum Technology, so long as they are employees of Spectrum, for such reasonable periods and at such times as are mutually convenient.

      2.7 RIGHT OF FIRST REFUSAL

      Arbios shall have a right of first refusal (the "Right of First Refusal") to obtain a license to Make, Use, Develop or Distribute Licensed Products in the Field of Use other than in connection with liver assist devices, as follows:

      (a) Prior to granting any proposed license to the Spectrum Technology or the Spectrum Rights in the Field of Use (a "Proposed License") to a Third Party, Spectrum shall give Arbios a written notice (the "Notice") stating:

            (i)   the Third Party's intention to obtain a Proposed License;

            (ii)  the name and address of the Third Party;

            (iii) the nature, scope and duration of the Proposed License; and

            (iv) all other associated terms and conditions of the Proposed License, including, without limitation, the proposed financial terms of the Proposed License.

      (b) At any time within thirty (30) days after receipt of the Notice, Arbios may elect, by giving written notice to Spectrum, to obtain the Proposed License instead of the Third Party on substantially comparable terms.

      (c) If Arbios does not give notice to Spectrum of its intention to obtain the Proposed License, then Spectrum may grant the Proposed License to such Third Party; provided, that the Proposed License is granted within sixty (60) days after the Notice.

      (d) If the Proposed License is not granted within such period, or if Spectrum materially modifies the terms and conditions associated with the Proposed License, a new Notice shall again be offered and Arbios shall again be offered the Right of First Refusal prior to granting such Proposed License.

SECTION 3         PATENT PROCUREMENT AND MAINTENANCE

      3.1 ACTIVITIES

      Arbios shall have the right to select patent counsel and to take such other actions, at its expense, as are necessary or appropriate to obtain patent protection with respect to the Licensed Patents (in Spectrum's name) and the Arbios Improvements (in Arbios' name) in the United States and any other country. Spectrum shall cooperate with Arbios in procuring, maintaining and defending such patents and shall cause its employees and agents to execute such documents and perform such acts as reasonably requested by Arbios in connection therewith.

      3.2 CONSULTATION

      Arbios shall consult with Spectrum and its counsel concerning the preparation and prosecution of all patent applications included in the Licensed Patents and shall provide Spectrum with copies of all material documentation after receipt from or prior to submission to any governmental agency with jurisdiction to issue patents, so that Spectrum may make comments with respect thereto which Arbios shall consider in good faith.

      3.3 ABANDONMENT

      In the event Arbios elects to abandon a patent application included in the Licensed Patents for a particular country, it shall promptly notify Spectrum. Thereafter, the patent application may be prosecuted at the sole discretion, control and expense of Spectrum and shall be removed from the Licensed Patents licensed hereunder.

SECTION 4         INFRINGEMENT

      4.1 NOTICE

      Each Party shall give the other Party prompt written notice of any infringement, misappropriation or violation of any of the Spectrum Rights in the Field of Use or any Proprietary Right in the Arbios Improvements by any Third Party that may come to such Party's attention during the Term. Any notice under this section shall include, but not be limited to, a statement of the facts which are known by the Party giving the notice and which such Party believes might reasonably serve as a basis for a claim of such infringement, misappropriation or violation, supported by copies of any pertinent Documentation within the possession or control of the Party giving the notice.

      4.2 LEGAL ACTION

      Arbios may, but shall not be obligated to, commence and prosecute any legal action that it deems appropriate against any infringement, misappropriation or violation of the Licensed Patents or the Arbios Improvements. If within a reasonable time after a written request from Spectrum with respect to any infringement, misappropriation or violation of the Licensed Patents or the Arbios Improvements, Arbios does not commence and thereafter diligently prosecute any legal action to stop, and recover damages and/or other relief arising out of, such infringement, misappropriation or violation, then Spectrum shall have the right, but shall not be obligated, to commence and prosecute appropriate legal action against any such infringement, misappropriation or violation. In any such legal action commenced by Arbios under this section, the following shall apply:

      (a) Arbios, with Spectrum's written approval (not to be unreasonably withheld in connection with applications related to liver assist systems), may use Spectrum's name as a plaintiff;

      (b) Arbios shall give Spectrum written notice of Arbios' intent to commence the action a reasonable period in advance of such commencement;

      (c) Spectrum may, at its option and at its expense, participate in any such action (e.g., as a Party to the action or otherwise);

      (d) Arbios shall consult with Spectrum and keep Spectrum reasonably informed with respect to such action;

      (e) Spectrum shall cooperate with Arbios in such legal action and shall cause its employees and agents to provide such documents and perform such acts as reasonably requested by Arbios in connection therewith;

      (f) Arbios shall provide Spectrum such information and copies of any Documentation relating to the action as Spectrum may reasonably request;

      (g) Arbios shall not settle, compromise or consent to any voluntary disposition of the action without the prior written consent of Spectrum, which consent shall not be unreasonably withheld; and

      (h) any recovery in such action shall be applied first to reimbursement of Arbios' costs and expenses incurred in connection with such action, second to the reimbursement of Spectrum's costs and expenses incurred in connection with such action, and finally to be divided between the Parties in proportion to their respective damages suffered on account of the infringement, misappropriation or violation.

SECTION 5         GOVERNMENT RIGHTS

      Arbios acknowledges that the Patent Rights may be subject to the rights and limitations of 35 U.S.C.ss.200 et seq. and applicable implementing regulations.

SECTION 6         CONFIDENTIALITY

      6.1 CONFIDENTIAL INFORMATION

      The Recipient shall protect the Confidential Information and Confidential Materials of the Discloser against any Unauthorized Use to the same extent that the Recipient protects its own Confidential Information and Confidential Materials of a similar nature against Unauthorized Use, but in any event shall use at least a reasonable standard of care; provided, that the Confidential Information and Confidential Materials of the Discloser are conspicuously marked or otherwise identified as confidential or proprietary upon receipt by the Recipient or the Recipient otherwise knows or has reason to know that the same is Confidential Information or Confidential Materials of the Discloser. Each Party reserves ownership of its own Confidential Information and Confidential Materials. The Recipient shall use any Confidential Information and Confidential Materials of the Discloser solely for the purposes for which it is provided by the Discloser. This section shall not be interpreted or construed to prohibit:

      (a) any Development, Making, Distribution or Use which is necessary or appropriate in connection with the Recipient's performance of its obligations or exercise of its rights under this Agreement (e.g., pursuant to the License) or any other agreement between the Parties;

      (b) any Use, Development, Making or Distribution required by applicable law (e.g., pursuant to applicable securities laws or legal process), provided that the Recipient uses reasonable efforts to give the Discloser reasonable advance notice thereof (e.g., so as to afford the Discloser an opportunity to intervene and seek an order or other appropriate relief for the protection of its Confidential Information from any Unauthorized Use or disclosure); or

      (c)   any Use or disclosure made with the consent of the Discloser.

      6.2 RETURN OF CONFIDENTIAL INFORMATION

      Upon expiration or termination of the Term, the Receiving Party shall promptly return or certify destruction of all Confidential Information and any copies made thereto previously made available to the Receiving Party by the Disclosing Party under this Agreement.

SECTION 7         Section 7 Representations, Warranties and Indemnification

      7.1 SPECTRUM WARRANTY

      Spectrum represents and warrants that (a) it has the lawful right to grant the License provided herein; (b) it is the owner of the Licensed Patents and, to the best of its knowledge, no Third Party has any interest in the Licensed Patents; (c) the grant of the License pursuant to and in accordance with this

Agreement does not constitute any breach, default or violation under any articles of incorporation, bylaws, contract, agreement, lease, license, mortgage, deed of trust, security interest, lien or other obligation to which Spectrum is a Party or otherwise bound; (d) it has not granted and will not grant any rights or licenses in conflict with this Agreement; and (e) it has not received notice of any claim or potential claim that any Spectrum Rights infringe, misappropriate or violate any Proprietary Right of any Third Party.

      7.2 ARBIOS WARRANTY

      Arbios represents and warrants that (a) it has the right, power and authority to enter into this Agreement and undertake the obligations herein; (b) the grant of the License pursuant to and in accordance with this Agreement does not constitute any breach, default or violation under any articles of incorporation, bylaws, contract, agreement, lease, license, mortgage, deed of trust, security interest, lien or other obligation to which Arbios is a Party or otherwise bound; and (c) Arbios has not received notice of any claim or potential claim that any Spectrum Rights infringe, misappropriate or violate any Proprietary Right of any Third Party.

      7.3 INDEMNIFICATION

      Each Party shall defend, indemnify and hold harmless the other Party as follows:

      (a) Spectrum shall defend, indemnify and hold harmless Arbios from and against any and all claims arising out of or related to (i) the exercise of any rights granted under the License; (ii) any breach of Spectrum's warranties set forth in Section 7.1; or (iii) any breach of Spectrum's obligations under Section 6.

      (b) Arbios shall defend, indemnify and hold harmless Spectrum from and against any and all claims arising out of or related to (a) any breach of Arbios' warranties set forth in Section 7.2; or (b) any breach of Arbios' obligations under Section 6.

      7.4 NOTICE AND COOPERATION

         If a Party ("Indemnified Party") seeks indemnification of any claim under Section 7.3 above, such Indemnified Party shall (a) give the other Party ("Indemnifying Party") prompt written notice of the claim; (b) cooperate with the Indemnifying Party in connection with the defense, settlement and satisfaction of the claim, provided such defense, settlement or satisfaction does not restrict the exercise of the License; and (c) not settle or compromise the claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, the Indemnifying Party shall pay or reimburse any and all costs and expenses (including, but not limited to, court costs, expert fees, witness fees and attorney fees) reasonably incurred by the Indemnified Party in connection with the defense, settlement or satisfaction of any such claim (including, but not limited to, any damages, liabilities, penalties, settlements, awards or judgments based upon any such claim).

SECTION 8         IDENTIFICATION OF LICENSED PRODUCTS

      8.1 USE OF TRADEMARKS

      Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any trademark or other designation of either Party hereto (including any contraction, abbreviation or simulation of any of the foregoing) except where, upon advice of counsel, such use is required to comply with any law or regulation of a governing body having jurisdiction over a Party or over the making, using or selling of any Licensed Product.

      8.2 PATENT MARKING

      In the event any Licensed Product is the subject of a patent under the Patent Rights, Arbios shall mark all such Licensed Products made, sold or otherwise disposed of by or on behalf of it or any of its sublicensees with the word "Patented" followed by the number of the licensed patent.

SECTION 9         COMPENSATION

      9.1 SHARES

      In consideration for the License granted hereunder, Arbios shall issue to Spectrum three hundred sixty-two thousand six hundred and sixty-nine (362,669) shares of Arbios Common Stock, par value $.00001 per share (the "Shares") pursuant to the Stock Purchase Agreement, and subject to the repurchase rights as set forth in the Research Agreement. The Shares shall have the rights, preferences, privileges and restrictions set forth in the Stock Purchase Agreement, Arbios' Certificate of Incorporation and other charter documents.

      9.2 REPRESENTATION CONCERNING SHARES

      Arbios represents and warrants that as of the Effective Date the aggregate number of Shares equals six percent (6%) of the total issued and outstanding shares of Arbios' capital stock, as more fully described in the attached Exhibit B.

SECTION 10        TERM AND TERMINATION

      10.1 TERM

      The term shall commence on the Effective Date and, unless sooner terminated pursuant to Section 10.2, shall continue until the expiration of all Patent Rights (the "Term").

      10.2 TERMINATION FOR MATERIAL BREACH OR MATERIAL DEFAULT

      If either Party commits a material breach of or material default under this Agreement (the "Defaulting Party"), then the other Party may give such Defaulting Party written notice of the breach or default (including, but not necessarily limited to, a statement of the facts relating to the breach or default, the provisions of this Agreement that are in breach or default, and the action required, as to which the defaulting party is in, to cure the breach or default) and that the Term shall terminate pursuant to this section if the breach or default is not cured within a reasonable time but not to exceed sixty
(60) days after receipt of notice (or such later date as may be specified in such notice). If the Defaulting Party fails to cure the specified breach or default within sixty (60) days after receipt of such notice (or such later date as may be specified in such notice), then the Term shall terminate.

      10.3 EFFECT OF TERMINATION BY SPECTRUM DEFAULT

      In the event of a termination of the Term pursuant to Sections 10.2 above where Spectrum is the Defaulting Party, then the Parties' respective rights and obligations under Sections 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 of this Agreement shall survive.

      10.4 EFFECT OF TERMINATION BY ARBIOS' DEFAULT

      In the event of a termination of the Term pursuant to Sections 10.2 above where Arbios is the Defaulting Party, then: (a) the License shall terminate, (b) Arbios may, for a period of one (1) year after the effective date of such termination, sell all tangible Licensed Products customarily classified as "inventory" that it has on hand at the date of termination, and (c) the Parties' respective rights and obligations under Sections 1, 6, 7, 8 and 11 of this Agreement shall survive.

      10.5 EFFECT OF EXPIRATION OF THE TERM

      Upon expiration of the Term, (a) Arbios shall continue to have a fully paid-up, royalty-free, worldwide, nonexclusive license under the Spectrum Rights in the Field of Use to Develop, Make, Use and Distribute the Spectrum Technology, Arbios Improvements and Licensed Products; and (b) the Parties' respective rights and obligations under Sections 1, 6, 7, 8 and 11 of this Agreement shall survive.

SECTION 11        MISCELLANEOUS

      11.1 REMEDIES

      Both Parties acknowledge and agree that it would be difficult to measure damages for breach by either Party of the covenants and obligations under this Agreement, and that injury from any such breach would be incalculable, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, either Party shall be entitled, in addition to all other remedies available hereunder or under law or equity, to injunctive or such other equitable relief as a court may deem appropriate to restrain or remedy any breach of such covenants.

      11.2 ATTORNEYS' FEES

      In the event of any action at law or in equity between the Parties hereto to enforce any of the provisions hereof, the unsuccessful Party to such litigation shall pay to the successful Party all reasonable costs and expenses, including reasonable attorneys' fees, incurred therein by such successful Party; and if such successful Party shall recover a judgment in any such action or proceeding, such reasonable costs, expenses and attorneys' fees may be included in and as part of such judgment.

      11.3 WAIVER

      It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

      11.4 ASSIGNMENT

      Neither Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that either Party may sublicense its license rights hereunder and may assign, delegate or otherwise transfer its rights or obligations in connection with a merger, consolidation or reorganization of such Party or to an Affiliate or a purchaser of all or substantially all of its assets that relate to the subject matter of this Agreement.

      11.5 NOTICES

      Any payment, notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and effective (a) on the date of delivery if delivered in person, by professional courier or by telecopy; or (b) on the third day after mailing if mailed by first-class certified mail, postage paid, to the respective address given below, or to such other address as either Party shall designate by written notice given to the other Party as follows, or to such other address or to such other person(s) as may be given from time to time under the terms of this Section 11.5:

         In the case of Spectrum to:

         c/o F. Jesus Martinez                   c/o Gallo & Associates
         18617 Broadwick Street                  5757 Century Blvd., 7th Floor
         Rancho Dominguez, California 90220      Los Angeles, CA 90045
         Fax:      (310) 885-3400                Fax # 310-338-1199

                                                 Att:    Ray E. Gallo

         c/o Roy T. Eddleman
         18617 Broadwick Street
         Rancho Dominguez, California 90220
         Fax:      (310) 885-3400

         or in the case of Licensee to:

         Jacek Rozga, MD, PhD
         President & CSO
         Arbios Technologies, Inc.
         Cedars-Sinai Medical Center
         Research Pavilion, Room 4089,
         110 George Burns Road,
         Los Angeles, California 90048
         Fax:      (310) 423-7434

      11.6 JURISDICTION AND VENUE

      Each Party hereby irrevocably consents to the jurisdiction and venue of the state or federal courts located in Los Angeles County, State of California, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

      11.7 GOVERNING LAW

      THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, U.S.A., WITHOUT REFERENCE TO ITS CHOICE OF LAW PRINCIPLES TO THE CONTRARY.

      11.8 COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.9 MODIFICATION

      No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed by authorized representatives of the Parties.

      11.10 ENTIRE AGREEMENT

      This Agreement, together with the Stock Purchase Agreement, the Research Agreement and the Manufacturing Agreement, embodies the entire understanding of the Parties and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof

      11.11 SEVERABILITY

      Should one or more of the provisions contained in this Agreement for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

      11.12 INDEPENDENT CONTRACTORS

      Nothing in this Agreement shall constitute or be deemed to constitute a partnership or agency between the Parties hereto.

      11.13 FURTHER ASSURANCES

      At any time and from time to time after the Effective Date, each Party shall do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, assignments or assurances as may be reasonably required to consummate the transactions contemplated by this Agreement.

      11.14 HEADINGS

      The headings of this Agreement are inserted for convenience only and shall not be used in the interpretation of this Agreement.

      IN WITNESS WHEREOF, Spectrum and Arbios have executed this Agreement as of the date first above written.

                                                  SPECTRUM LABORATORIES, INC.


                                                  By:  F. JESUS MARTINEZ
                                                  -----------------------------
                                                  Its:  /s/ F. Jesus Martinez
                                                  -----------------------------


                                                  ARBIOS TECHNOLOGIES, INC.


                                                  By:  JACEK ROZGA, MD, PhD
                                                  -----------------------------
                                                  Its:  /s/ Jacek Rozga
                                                  -----------------------------